UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2009

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

On January 12, 2009, Medallion Financial Corp. (“Medallion”) entered into an amendment (the “Amendment”) to its existing Loan and Security Agreement, dated April 26, 2004 (as previously amended, supplemented or otherwise modified, the “Loan Agreement”), by and between Medallion and Sterling National Bank. Under the terms of the Amendment, the maturity date of the Loan Agreement was extended to July 1, 2009. In connection with the Amendment, on January 12, 2009, Medallion executed a Substitute Revolving Credit Note (the “Note”), in favor of Sterling National Bank, for up to $20 million in principal amount.

The foregoing descriptions of the Amendment and the Note are qualified in their entirety by reference to the Amendment and the Note, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
4.1	Substitute Revolving Credit Note, dated as of December 31, 2008, by Medallion Financial Corp., in favor of Sterling National Bank.

10.1	Sixth Amendment to Loan and Security Agreement, dated January 12, 2009, by and between Medallion Financial Corp. and Sterling National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date:	January 14, 2009

Exhibit Index

Exhibit No.	Description
4.1	Substitute Revolving Credit Note, dated as of December 31, 2008, by Medallion Financial Corp., in favor of Sterling National Bank.

10.1	Sixth Amendment to Loan and Security Agreement, dated January 12, 2009, by and between Medallion Financial Corp. and Sterling National Bank.

4